CUSIP No. 127150308	Page 1 of 1 Page

Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the undersigned hereby agree, as of February 15, 2013, that only one statement containing the information required by Schedule 13D under the Exchange Act, whether an initial such statement or any amendment thereto, need be filed with respect to the ownership by each of the undersigned of shares of common stock, $0.01 par value per share, of Cache, Inc., a Florida corporation. The undersigned further agree that this Joint Filing Agreement may be attached as an exhibit to any such joint statement and that the joint statement to which this Joint Filing Agreement is attached as Exhibit 1 is, and any such amendment filed while this Joint Filing Agreement is in effect shall be, filed on behalf of each of the undersigned.

MILL ROAD CAPITAL, L.P.

By:	Mill Road Capital GP LLC,
its general partner

By:	/s/ Thomas E. Lynch
Thomas E. Lynch
Management Committee Director and
Chairman

MILL ROAD CAPITAL GP LLC

By:	/s/ Thomas E. Lynch
Thomas E. Lynch
Management Committee Director and
Chairman

THOMAS E. LYNCH

/s/ Thomas E. Lynch

SCOTT P. SCHARFMAN

/s/ Scott P. Scharfman